Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271913) and Form S-8 (No. 333-214958 and 333-171779) of Gold Resource Corporation of our report dated April 8, 2025, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Spokane, Washington

April 8, 2025